UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): May 7, 2018
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 8.01.     Other Events

    On May 7, 2018, the board of directors (the “Board”) of LivePerson, Inc. (the “Company”) ratified, effective January 1, 2018, the extension of a previously announced stock repurchase program through December 31, 2018. Under the program, the Company has the ability to repurchase shares of its common stock at times and prices considered appropriate by the Board or a committee appointed by the Board.
The Company may effectuate the stock repurchase program through purchases in the open market or privately negotiated transactions, depending upon prevailing market conditions and other corporate considerations. The stock repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time by the Board. The stock repurchase program will be funded using the Company’s available cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	May 8, 2018	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Business Affairs and General Counsel